SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]     Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to S.240.14a-11(c) or S.240.14a-12


                                  GenRad, Inc.
                (Name of Registrant as Specified In Its Charter)


                                  GenRad, Inc.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

================================================================================

                                  GenRad, Inc.

                                300 Baker Avenue
                        Concord, Massachusetts 01742-2174

                    Notice of Annual Meeting of Shareholders
                            to be held on May 8, 1997


     The Annual Meeting of Shareholders of GenRad, Inc. (the "Company") will be held on Thursday, May 8, 1997 at 11:00 a.m. at the Westford Regency Hotel, 219 Littleton Road, Westford, Massachusetts, for the following purposes:

      1. To elect James F. Lyons, Adriana Stadecker and Lowell B. Hawkinson to the Board of Directors to serve as Class I Directors for three-year terms.

      2. To consider and act upon a proposal to amend the Company's 1991 Equity Incentive Plan (the "Incentive Plan") by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 2,000,000 shares.

      3. To consider and act upon a proposal to amend the Incentive Plan by limiting the number of shares of Common Stock available for issuance to any participant in any one year to 500,000 shares.

      4. To consider and act upon such other business as may properly come before said Annual Meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 19, 1997 will be entitled to notice of and to vote at said Annual Meeting.

                                         By Order of the Board of Directors


                                         Walter A. Shephard, Clerk

April 7, 1997

--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND
SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO
ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                  GenRad, Inc.

                                300 Baker Avenue
                        Concord, Massachusetts 01742-2174

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                   May 8, 1997


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GenRad, Inc. ("GenRad" or the "Company"), 300 Baker Avenue, Concord, Massachusetts 01742-2174, of proxies in the enclosed form to be voted at the Annual Meeting of Shareholders of GenRad, to be held on Thursday, May 8, 1997 at 11:00 a.m. at the Westford Regency Hotel, 219 Littleton Road, Westford, Massachusetts, and at any adjournment or adjournments thereof (the "Meeting"), for the purposes stated in the accompanying Notice of Meeting.

     Any person giving a Proxy may revoke it at any time prior to its being voted by filing written notice with the Secretary of GenRad, by executing and delivering a Proxy bearing a later date, or by attending the Meeting and voting in person. If the Proxy is properly executed and is not revoked, it will be voted at the Meeting in the manner specified. If no instructions are specified, the shares represented by the Proxy will be voted for the election of the nominees to the Board of Directors listed below and for the approval of Items 2 and 3 in the Notice of Meeting.

     The Annual Report of GenRad for the fiscal year ended December 28, 1996 and this Proxy Statement were first distributed or mailed to shareholders on or about April 7, 1997.

Voting Securities

     GenRad's Common Stock, $1 par value, is the only class of voting securities outstanding and entitled to be voted at the Meeting. The Board of Directors has fixed March 19, 1997 as the record date for determining shareholders who are entitled to notice of and to vote at the Meeting. At the close of business on such record date, there were outstanding 26,225,152 shares of Common Stock. Each share is entitled to one vote. A majority of the issued and outstanding shares constitutes a quorum.

Certain Shareholders

     The following table sets forth, as of March 19, 1997, the beneficial ownership of the Company's outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each executive officer named in the Summary Compensation Table below and (iii) all directors and executive officers as a group:

                                                     Number of Shares
                                                      of Common Stock
                                                       Beneficially        Percent
Name of Beneficial Owner                                 Owned(1)         of Class
------------------------                             ----------------     --------
Morgan Stanley Group Inc.                                2,015,734(2)        7.7%
 1251 Avenue of the Americas
 New York, New York 10020
Group including                                          2,011,000(3)        7.7%
 Athena Partners, L.P.
  32 East 57th Street
  New York, New York 10022
  Regan Partners, L.P.
  6 East 43rd Street
  New York, New York 10017
Munn, Bernhard & Associates, Inc.                        1,853,187(4)        7.1%
 6 East 43rd Street
 New York, New York 10017
James F. Lyons                                             857,260(5)        3.3%
Sarah H. Lucas                                             185,789(6)         *
Paul H. Geere                                              112,667(7)         *
Kevin R. Cloutier                                           50,000(8)         *
Michael W. Schraeder                                        45,627(9)         *
Daniel F. Harrington                                           192            *
All Directors and Executive Officers as a Group          1,380,885(10)       5.3%


* Less than 1%.


     (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 19, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder has a direct or indirect pecuniary interest in such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity.

     (2) The information reported is based on an amended Schedule 13G, dated February 13, 1997, filed with the SEC by Morgan Stanley Group Inc. ("Morgan Stanley") and Morgan Stanley Asset Management Limited ("Morgan Stanley Management"). Morgan Stanley is a parent holding company of Morgan Stanley Management, a registered investment advisor. Morgan Stanley shares dispositive power with respect to 2,015,734 shares of Common Stock and shares voting power with respect 1,874,834 shares of Common Stock. Morgan Stanley Management shares dispositive power with respect to 1,858,276 shares of Common Stock and shares voting power with respect to 1,718,876 shares of Common Stock.

     (3) The information reported is based on a Schedule 13D, dated January 7, 1995, filed with the SEC by Athena Partners, L.P. ("Athena"), Lenore Robins, Lee
R. Robins, Regan Partners, L.P. ("Regan Partners") and Basil P. Regan and information obtained from the aforementioned shareholders. Lenore Robins and Mr. Regan are the general partners of Athena. Mr. Regan is the sole general partner of Regan Partners. Amount set forth includes

444,500 shares of Common Stock with respect to which Athena has sole voting and dispositive power, 91,400 shares of Common Stock with respect to which Lee R. Robins, individually and as trustee of various trusts, has sole voting and dispositive power, 1,200 shares of Common Stock with respect to which Lenore Robins has sole voting and dispositive power, and 1,474,000 shares of Common Stock with respect to which Mr. Regan, individually and as the sole general partner of Regan Partners, has sole voting and dispositive power. In addition, as general partners of Athena, Lenore Robins and Mr. Regan share voting and dispositive power with respect to the 444,500 shares of Common Stock owned by Athena.

     (4) The information reported is based on an amended Schedule 13G, dated February 7, 1997, filed with the SEC by Munn, Bernhard & Associates, Inc., a registered investment adviser ("MBA"), which has shared dispositive power, but no voting power with respect to the indicated shares. Amount shown does not include shares of Common Stock held by certain individuals affiliated with MBA who disclaim membership in a group with MBA.

     (5) Amount shown includes options to purchase 600,000 shares of Common
Stock.

     (6) Amount shown includes options to purchase 184,650 shares of Common
Stock.

     (7) Amount shown includes options to purchase 112,500 shares of Common
Stock.

     (8) Amount shown reflects options to purchase 50,000 shares of Common
Stock.

     (9) Amount shown includes options to purchase 45,000 shares of Common
Stock.

     (10) See notes (5) through (9) above and notes (3) and (4) on page 6.

Solicitation

     GenRad will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and any additional material which may be furnished to shareholders. Further solicitation of Proxies may be made by telephone or other communication. Brokers, custodians and fiduciaries in whose names Common Stock is held will be requested to forward Proxy soliciting material to the beneficial owners of such stock and GenRad will reimburse them for this service. GenRad has retained Georgeson & Company Inc. as proxy solicitor to aid in the solicitation of Proxies at an estimated cost of $6,000.

Votes Required

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on a matter is required for the approval of Items 2 and 3 and any other matters to be voted upon. In addition, the New York Stock Exchange ("NYSE") requires that the total votes cast with respect to Items 2 and 3 represent at least a majority of the outstanding shares of Common Stock.

     Shares of Common Stock represented by executed Proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter other than Items 2 and 3, abstentions will not be treated as votes cast or as shares present or represented and voting. With respect to the required vote on Items 2 and 3, abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote, but will not be counted as a vote in favor of the matter. Accordingly, an abstention from voting on Items 2 and 3 has the same effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the Proxy that it does not have a discretionary authority to vote as to Items 2 and 3, those shares will not be considered as present and entitled to vote with respect to each such matter. Accordingly, "broker non-votes" on each such matter will not be counted as votes cast in determining approval of any such matter.


                                     ITEM 1

                              ELECTION OF DIRECTORS

     Pursuant to Section 50A of Massachusetts General Laws Chapter 156B, the Company has a classified Board of Directors consisting of three Class I Directors, three Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the Annual Meetings of Shareholders to be held in 1997, 1998 and 1999, respectively, and until their respective successors are duly elected and qualified. Under Massachusetts law, the Board of Directors may be expanded, and vacancies and newly created directorships may be filled, only by a majority vote of the remaining directors. At each Annual Meeting of Shareholders, directors are elected for a full term of three years to succeed those whose terms are expiring. At the Meeting, the shareholders will elect three Class I Directors, whose terms will extend until the 2000 Annual Meeting.

     The nominees for Class I Directors, James F. Lyons, Adriana Stadecker and Lowell B. Hawkinson, were nominated by the Board of Directors in March 1997.

     Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the three nominees for Class I Directors. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, the persons named in the Proxy may vote the Proxy for the election of a substitute.

Nominees for Director and Continuing Directors

     The following table sets forth certain information about each nominee for director and each member of the Board of Directors whose term expires in 1998 or 1999.

                                                                                            Number of
                                                                               Year         Shares of
                                                                             Became a     Common Stock
                                                                           Director of    Beneficially     Percent
            Biographical Summaries of Nominees and Directors               the Company      Owned(1)      of Class
            ------------------------------------------------               -----------    ------------    --------
Nominees for Director Whose Terms Will Expire in 2000
  (Class I Directors)

James F. Lyons, 62, President and Chief Executive Officer, GenRad, Inc.,
  Concord, Massachusetts                                                       1993         857,260(2)       3.3%

    Mr. Lyons has been President and Chief Executive Officer of the
     Company since July 1993. From January 1992 to July 1993, he was
     President and Chief Executive Officer of Harry Gray Associates, a management consulting and investment company.

Adriana Stadecker, 50, President, EPIC International, Newton Centre,
  Massachusetts                                                                1994          22,000(3)(4)    *

    Ms. Stadecker was Founder and has been President of EPIC
      International since July 1994. From October 1992 through June 1994,
      Ms. Stadecker was responsible for Executive Operations at Digital
      Equipment Corporation. She became Vice President of this department in January 1993. From January 1991 through September 1992, Ms.
      Stadecker was Group Human Resource Manager, Worldwide Manufacturing and Logistics at Digital Equipment Corporation.

Lowell B. Hawkinson, 54, Chairman of the Board and Chief Executive
  Officer, Gensym Corporation, Cambridge, Massachusetts                        1995          18,000(3)(4)    *

    Mr. Hawkinson has been Chairman and Chief Executive Officer of
      Gensym Corporation, a software company, since September 1986.


                                       4

                                                                                            Number of
                                                                               Year         Shares of
                                                                             Became a     Common Stock
                                                                           Director of    Beneficially     Percent
            Biographical Summaries of Nominees and Directors               the Company      Owned(1)      of Class
            ------------------------------------------------               -----------    ------------    --------


Directors Whose Terms Will Expire in 1998 (Class II Directors)

William S. Antle, III, 52, Chairman, President and Chief Executive
  Officer, Oak Industries, Inc., Waltham, Massachusetts                        1995         18,000(3)(4)      *

    Mr. Antle has been Chairman, President and Chief Executive Officer of
      Oak Industries, Inc., a provider of components and controls for leading manufacturers in a range of industries, since December 1989.
      Mr. Antle is a director of Oak Industries, Inc. and New England
      Investment Co.

Richard G. Rogers, 64, President, Tokyo Electron America, Austin, Texas        1995         22,000(3)(4)      *

    Mr. Rogers has been President of Tokyo Electron America, a company that imports fabrication equipment for use by U.S. semiconductor manufacturers, since March 1994. From November 1991 to December 1993, he was President and Chief Executive Officer of Electronic Associates Inc., an electronic contract manufacturing company, located in West Long
      Branch, New Jersey.

Ed Zschau, 57, Senior Lecturer of Business Administration, Harvard
  University, Cambridge, Massachusetts                                         1995         16,500(3)(4)      *

    Mr. Zschau has been a Senior Lecturer of Business Administration at
      Harvard University since February 1996. From April 1993 to July 1995, Mr.
      Zschau was General Manager, Storage System Division at IBM Corporation.
      From July 1988 to April 1993, Mr. Zschau was Chairman and Chief Executive
      Officer of Censtor Corp., a company that researches and develops magnetic recording components for disk drives. Mr. Zschau is a director of Identix, Incorporated and Censtor Corp.

Directors Whose Terms Will Expire in 1999 (Class III Directors)

William G. Scheerer, 59 President, Performance QUEST LLC, Morganville,
  New Jersey                                                                   1988         14,850(3)(4)      *

    Mr. Scheerer has been President of Performance QUEST LLC since
      January 1997. From February 1996 to September 1996 he was
      Infrastructure Operations Vice President at Lucent Technologies.
      From January 1994 to February 1996 he was Quality, Engineering,
      Software & Technologies (QUEST Partnership) Vice President at AT&T
      Bell Laboratories. From January 1993 to January 1994 he was the
      Executive Director, Quality, Engineering, Software & Technologies at
      AT&T Bell Laboratories. From May 1990 through December 1992, Mr.
      Scheerer was Executive Director, Quality Technologies &
      International Planning at AT&T Bell Laboratories. Mr. Scheerer is a director of LeCroy Corp.


                                       5

                                                                                            Number of
                                                                               Year         Shares of
                                                                             Became a     Common Stock
                                                                           Director of    Beneficially     Percent
            Biographical Summaries of Nominees and Directors               the Company      Owned(1)      of Class
            ------------------------------------------------               -----------    ------------    --------

Russell A. Gullotti, 54, Chairman, President and Chief Executive
  Officer, National Computer Systems, Inc., Eden Prairie, Minnesota            1995         18,000(3)(4)      *

    Mr. Gullotti has been President and Chief Executive Officer of
      National Computer Systems, Inc. since October 1994 and Chairman of the Board since May 1995. From January 1994 until October 1994, he was President, Americas Area, at Digital Equipment Corporation. From
      1982 to January 1994, Mr. Gullotti held senior executive positions in sales and marketing services and administration at Digital
      Equipment Corporation. Mr. Gullotti is a director of MTS Systems
      Corporation.

----------------
*Less than 1%.

(1) Share ownership information is as of March 19, 1997. Each person has sole voting and investment power (or such power shared only with a spouse) unless otherwise indicated.

(2) Amount shown includes options to purchase 600,000 shares of Common Stock.

(3) Includes for the following persons options to purchase the indicated number of shares of Common Stock: Ms. Stadecker (17,500 shares), Mr. Antle (15,000 shares), Mr. Gullotti (15,000 shares), Mr. Hawkinson (15,000 shares), Mr. Rogers (15,000 shares), Mr. Zschau (15,000 shares) and Mr. Scheerer (10,000 shares).

(4) Includes 1,500 shares of restricted stock issued on each of August 31, 1994 and 1995 and August 30, 1996 to each of Mr. Scheerer and Ms. Stadecker, 1,500 shares of restricted stock issued on each of August 31, 1995 and August 30, 1996 to each of Messrs. Antle, Gullotti, Hawkinson and Rogers and 1,500 shares of restricted stock issued on August 30, 1996 to Mr. Zschau. These shares may not be transferred prior to the earlier to occur of (i) the first, second and third anniversaries of the respective dates of grant, each with respect to one-third of the shares, (ii) the resignation of the director from the Board of Directors with the consent of the majority of the members of the Board, or the death or disability of the director, or (iii) a change in control of the Company. Further, if a director resigns from the Board of Directors or refuses to stand for re-election without the consent of the majority of the members of the Board prior to the date upon which the restrictions on transfer lapse, the director forfeits to the Company all shares of restricted stock issued to such director during the year preceding such resignation or refusal.

Further Information Regarding the Board of Directors and Certain Executive Officers

     The Compensation Committee of the Board reviews and makes recommendations to the Board on matters relating to employee compensation and benefits, determines the compensation of officers and other key employees and administers the Company's 1982 Stock Option Plan, 1991 Equity Incentive Plan and Employee Stock Purchase Plan. The members are Richard G. Rogers (Chair), Adriana Stadecker and William S. Antle III. The Corporate Governance Committee of the Board articulates matters which should be raised to the Board and defines the Board's accountability. The members are Adriana Stadecker (Chair), William G. Scheerer and Lowell B. Hawkinson. The Audit Committee of the Board reviews and monitors the Company's financial reporting and accounting practices, and works with representatives of the Company's independent auditors in establishing the scope of the audit and conducting an independent review of the audit after its completion. The members are William S. Antle III (Chair), Russell A. Gullotti and Ed Zschau. The Technology and Quality Committee of the Board periodically reviews issues concerning product technology with the Company's technical management and reports its assessments to the Board. The members are William G. Scheerer (Chair), Lowell B. Hawkinson and Ed Zschau.


     In 1996 the Board of Directors met 11 times, its Audit Committee met three times, its Compensation Committee met two times, its Corporate Governance Committee met three times and its Technology and Quality Committee met four times. All directors attended at least 75% of the meetings of the Board and of all meetings of the committees of the Board on which they served.

Section 16(a) Beneficial Ownership Reporting Compliance

     Michael W. Schraeder filed a Form 5 with the SEC on March 7, 1997 with respect to one transaction and Kevin R. Cloutier filed a Form 5 with the SEC with respect to one transaction on March 11, 1997.

                    COMPENSATION OF EXECUTIVES AND DIRECTORS

Summary Compensation Table

     The following table sets forth certain information for the past three fiscal years with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain other highly compensated executive officers of the Company during the most recent fiscal year (such executive officers are sometimes collectively referred to in this Proxy Statement as the "named executive officers"):

                                                                                           Long-Term
                                                        Annual Compensation           Compensation Awards
                                                ------------------------------------  --------------------
                                                                       Other Annual        Securities         All Other
                                                 Salary      Bonus     Compensation        Underlying       Compensation
    Name and Principal Position(A)    Year(B)    ($)(C)      ($)(D)       ($)(E)         Options(#)(F)          $(G)
------------------------------------  -------  ---------   ---------   ------------     ---------------     ------------
James F. Lyons                          1996    $357,504    $178,752      $1,378                 --            $ 8,750
 President, Chief                       1995     357,504     160,162       4,411            350,000              8,125
 Executive Officer                      1994     341,616      98,314          --                 --              3,625

Kevin R. Cloutier                       1996     137,504     162,195          --            150,000              4,750
 Vice President, General Manager        1995          --          --          --                 --                 --
 Electronic Manufacturing Systems       1994          --          --          --                 --                 --

Paul H. Geere                           1996     161,128     115,187          --            250,000             19,607
 Vice President, Managing Director      1995          --          --          --                 --                 --
  Advanced Diagnostic Solutions         1994          --          --          --                 --                 --

Sarah H. Lucas                          1996     191,664     100,000       3,367            150,000              8,750
 Vice President, Chief Strategic        1995     155,434      83,200          --             50,000              8,125
  Officer                               1994     139,874      50,000          --            100,000                 --

Michael W. Schraeder                    1996     158,334     131,483          --            155,000              4,750
 Vice President, Worldwide Sales        1995          --          --          --                 --                 --
  and Service                           1994          --          --          --                 --                 --

Daniel F. Harrington                    1996     158,229      87,500       1,091            170,000              3,712
 Vice President, Chief Financial        1995          --          --          --                 --                 --
  Officer and Secretary                 1994          --          --          --                 --                 --


(A) Mr. Cloutier joined the Company in June 1985, and became an executive officer in October 1996. Mr. Geere joined the Company in January 1995, and became an executive officer in May 1996. Mr. Schraeder joined the Company in September 1980, and became an executive officer in October 1996. Mr. Harrington joined the Company in April 1995, and became an executive officer in February 1996. Mr. Harrington's employment with the Company terminated in December 1996.

(B) Compensation paid by the Company to Messrs. Cloutier, Geere, Schraeder and Harrington for fiscal years during which they did not serve as executive officers is not shown. All compensation paid to Messrs. Cloutier, Geere, Schraeder and Harrington by the Company in any capacity during the 1996 fiscal year, the year in which they became executive officers, is shown.

(C) Mr. Geere's salary is calculated on the basis of an annual average conversion rate of $1:(pound).64 between the U.S. dollar and the British pound during the 1996 fiscal year.

(D) For Messrs. Schraeder and Cloutier, the amounts shown include commissions in the amount of $81,483 and $62,193, respectively, paid by the Company.

(E) The amounts shown represent the dollar value of the difference between the price paid by the named executive officer for Common Stock under the Company's Employee Stock Purchase Plan and the fair market value of such stock at the date of purchase.

(F) Options to purchase 170,000 shares granted to Mr. Harrington expired upon the termination of his employment with the Company.

(G) For Messrs. Schraeder, Cloutier and Harrington, the amounts shown constitute payments by the Company under its 401(k) plan. The amount shown for Mr. Lyons and Ms. Lucas in 1996 is composed of payments of $4,000 for estate planning services and $4,750 under GenRad's 401(k) plan. The amount shown for Mr. Geere represents a car and gasoline allowance paid by the Company.

Employment Agreements

     The Company has entered into an employment agreement with Mr. Geere dated November 13, 1994 which is terminable upon three months' notice. Under the employment agreement Mr. Geere is entitled to receive a base salary, a bonus of up to 20% of his base salary, reimbursement for his automobile expenses and other standard benefits available to employees of GenRad in the United Kingdom.


Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding options granted during the fiscal year ended December 28, 1996 by the Company to each of the named executive officers:

                                                                                Potential Realizable
                                                                                  Value at Assumed
                                                                                      Rates of
                                                                                     Stock Price
                                                                                    Appreciation
                                                                                     for Option
                             Individuals Grants                                       Term (A)
 --------------------------------------------------------------------------    ----------------------
                         Number of    % of Total
                         Securities    Options
                         Underlying   Granted to    Exercise
                          Options     Employees        or
                          Granted     in Fiscal       Base       Expiration
Name                       (#)(B)        Year     Price ($/Sh)      Date         5%($)         10%($)
----                     ----------    ---------  ------------   ----------    ---------     ---------
James F. Lyons                 --        --  %    $    --               --    $      --     $    --
Kevin R. Cloutier          50,000         2.4%     16.375          6/10/06       514,907     1,304,876
                          100,000         5.0%     18.375         10/29/06     1,155,594     2,928,502
Paul H. Geere             250,000        12.4%     12.50           3/15/06     1,965,295     4,980,445
Sarah H. Lucas            150,000         7.4%     12.50           3/15/06     1,179,177     2,988,267
Michael W. Schraeder      155,000         7.7%     18.375         10/29/06     1,790,705     4,538,713
Daniel F. Harrington      150,000         7.4%     12.50          12/13/96            --            --

--------------------

(A) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. Amounts shown assume that all options vest in accordance with terms of each executive officer's own stock option agreement. The Company has not granted stock appreciation rights to date.

(B) Options to purchase 170,000 shares granted to Mr. Harrington expired upon the termination of his employment with the Company in December 1996.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held on December 28, 1996 by each of the named executive officers:

                                                                                              Value of Unexercised
                                                             Number of Unexercised            In-the-Money Options
                                                              Options at FY-End(#)              at FY-End ($)(B)
                                                        -------------------------------  -------------------------------
                       Shares Acquired  Value Realized
Name                    on Exercise(#)      ($)(A)        Exercisable    Unexercisable    Exercisable    Unexercisable
----                    --------------  --------------    -----------    -------------    -----------    -------------
James F. Lyons                  --         $     --         850,000              --       $14,806,250     $       --
Kevin R. Cloutier               --               --          50,000         150,000           769,375        775,000
Paul H. Geere                   --               --          50,000         250,000           791,250      2,593,750
Sarah H. Lucas                  --               --         147,150         150,000         2,538,693      1,556,250
Michael W. Schraeder            --               --          45,000         155,000           776,875        697,000
Daniel F. Harrington        30,000          423,125              --              --                --             --


(A) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(B) The closing price for the Company's Common Stock on the NYSE on December 28, 1996, the last business day of fiscal 1996, was $22.875. Value is calculated on the basis of the difference between the option exercise price and $22.875 multiplied by the number of shares of Common Stock underlying the option.

Pension Plan

     GenRad has a defined benefit pension plan designed to provide retirement benefits for employees in the United States and incidental benefits to their beneficiaries. On January 31, 1995, the Company closed the Pension Plan to new participants and ceased all benefit accruals. Only two executive officers, James
F. Lyons and Kevin R. Cloutier, qualify for participation in the Pension Plan based upon at least one qualified year of service prior to January 31, 1995. Their annual benefits under the plan have been frozen at approximately $120 and $8,375, respectively, assuming vesting of the benefits after their five years of service and retirement at age 65.

Compensation of Directors

     Directors who are not employees of GenRad currently receive an annual grant in August of 2,500 restricted shares of the Company's Common Stock. Directors who are not employees of GenRad also receive a fee of $750 for each directors' meeting attended. Non-employee directors who serve as committee chair of the Audit Committee, the Compensation Committee, the Corporate Governance Committee or the Technology and Quality Committee receive a fee of $1,000 for attending each committee meeting. Non-employee directors who are members of the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Technology and Quality Committee receive a fee of $750 for attending each committee meeting. Directors are also reimbursed for any expenses attendant to Board membership.

     Pursuant to the 1991 Directors' Stock Option Plan, each non-employee director is granted an option to purchase 2,500 shares of the Company's Common Stock each year on the fifth business day following the release of annual earnings. The option exercise price for options granted under the 1991 Directors' Stock Option Plan is equal to the closing price per share of the Company's Common Stock on the date of grant ($10.625 in 1996). Each option may be exercised at any time, in whole or in part, prior to the fifth anniversary of the date of grant. Also pursuant to the 1991 Directors' Stock Option Plan, each non-employee who becomes a director is granted options to purchase 10,000 shares of the Company's Common Stock on the day that he or she becomes a director. The option exercise price for these options is equal to the closing price per share of the Company's Common Stock on the date of grant. Each option may be exercised at any time, in whole or in part, prior to the fifth anniversary of the date of grant.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other named executive officers, and setting the compensation for these individuals. The Compensation Committee consists of the three nonemployee directors listed below.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements tied to the foregoing objectives: base salary; annual cash bonus; and stock-based equity incentives, primarily participation in the Company's 1991 Equity Incentive Plan. In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same industry as the Company or related industries and/or are located in the same general geographical area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities, and compares the individual's base salary with that of other executives of the Company. To the extent determined appropriate, the Compensation Committee also considers general conditions and the Company's financial performance in establishing base salaries of executives. In deciding to award options, the Compensation Committee also considers the number of options outstanding or previously granted and the aggregate size of current awards.

     On July 7, 1993, Mr. Lyons became the Company's Chief Executive Officer. In determining his compensation arrangements in 1996, the Compensation Committee followed the policies set forth above. First, Mr. Lyons' base compensation was established to match median levels for Chief Executive Officers of electronics companies of comparable size. His base salary was increased by 10% in 1994 and maintained at the same level in 1995 and 1996. Second, consistent with the goal to reward for the accomplishment of the Company objectives, Mr. Lyons received incentive compensation equal to 45% of his base compensation in 1995 and 50% of his base compensation in 1996 as a result of the Company's achievement of its objectives. Finally, the stock options granted to Mr. Lyons in 1993 and 1995, particularly its vesting provisions which are tied to increases in the trading price of the Company's Common Stock on the New York Stock Exchange, was intended to link the rewards of the Chief Executive Officer to those of the Company's shareholders. Mr. Lyons did not receive a grant of stock options in 1996.

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where possible, the Company tries to maintain the deductibility of compensation paid to the Company's executive officers. Hence, in Item 3 of the accompanying Notice of Meeting, the Board of Directors proposes to amend the Incentive Plan to specify the maximum number of shares that can be awarded under the plan in order to comply with certain requirements of Section 162(m) of the Code.


                                             Richard G. Rogers, Chair
                                             Adriana Stadecker
                                             William S. Antle

Stock Performance Chart

     The following chart and table compare the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1996 with the total return on the S&P High Technology Composite Index and the S&P 500 Composite Index. The comparison assumes $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                          [Stock Performance Line Chart]
                                 [Plot Points:]

                            S&P High Technology
          GenRad, Inc.        Composite Index        S&P 500 Composite Index
1991        $ 100                    100                      100
1992        $ 228                    104                      108
1993        $ 278                    128                      118
1994        $ 267                    149                      120
1995        $ 433                    215                      165
1996        $1033                    305                      203


                                  ITEMS 2 AND 3

                PROPOSALS TO AMEND THE 1991 EQUITY INCENTIVE PLAN


     In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to attract, retain and motivate key employees with experience and ability. Under the Incentive Plan, the Company is currently authorized to make awards of restricted stock and to grant incentive and non-statutory stock options to employees, officers and employee directors of, and consultants and advisers to, the Company to purchase up to 6,250,000 shares of Common Stock. Currently, there are approximately 227 participants in the Incentive Plan. On March 19, 1997, options to purchase 3,326,196 shares of Common Stock were outstanding under the Incentive Plan and 241,679 shares were available for future grants under the Incentive Plan. Accordingly, the Board of Directors has adopted, subject to shareholder approval, amendments (the "Incentive Plan Amendments") to the Incentive Plan increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 2,000,000 shares.

     In Item 2 of the accompanying Notice of Meeting, the Board of Directors proposes to amend the Incentive Plan by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 2,000,000 shares. The 2,000,000 shares will be issued by the Compensation Committee in its discretion under the Incentive Plan. All of such options will be granted with exercise prices equivalent to the market prices of the Company's Common Stock on the dates of grant.


     In Item 3 of the accompanying Notice of Meeting, the Board of Directors proposes to amend the Incentive Plan by limiting the number of shares of Common Stock available for issuance to any participant in any one year to 500,000 shares. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In order for compensation under the Incentive Plan to comply with such requirements, the Incentive Plan must state the maximum number of shares with respect to which options or rights may be granted during a specified period to any participant. Under the transition rules applicable to Section 162 (m), the Company was not required to amend the Incentive Plan to comply with the above-stated requirement until the 1997 Annual Meeting of Shareholders.

     Future issuances under the Incentive Plan are subject to the discretion of the Compensation Committee. Therefore, it is impossible to indicate the specific awards that will be granted to or benefits that will be received by any individual participant or any group of participants under the Incentive Plan. The following table, however, provides certain information about issuance of options under the Incentive Plan to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including employees who are not executive officers, as a group during the fiscal year ended December 28, 1996.

                           1991 EQUITY INCENTIVE PLAN

                                                                                              Dollar      Number of Shares
Name and Position                                                                           Value($)(A)    of Common Stock
-----------------                                                                           -----------   ----------------
James F. Lyons, President, Chief Executive Officer                                           $   --               --
Kevin R. Cloutier, Vice President, General Manager Electronic Manufacturing Systems              --             150,000
Paul H. Geere, Vice President, Managing Director Advanced Diagnostic Solutions                218,750           250,000
Sarah H. Lucas, Vice President, Chief Strategic Officer                                       131,250           150,000
Michael W. Schraeder, Vice President, Worldwide Sales and Service                                --             155,000
Daniel F. Harrington, Vice President, Chief Financial Officer and Secretary                   148,750           170,000
Executive Officer Group (six persons)                                                         498,750           875,000
Non-Executive Officer Director Group (seven persons)                                             --               --
Non-Executive Officer Employee Group (thirty eight persons)                                   966,411         1,145,146

------------------

(A) Value is calculated on the basis of the positive difference between the option exercise price and $13.375, the closing price for the Company's Common Stock on the NYSE on March 19, 1997, multiplied by the number of option shares.

     The following is a summary of the material provisions of the Incentive Plan and is qualified in its entirety by reference to the complete text of the Incentive Plan which has been filed with the SEC and is available from the Company upon request to the Secretary of the Company:

Eligibility

     All key employees of the Company are eligible to receive incentive stock options, non-statutory stock options and awards of restricted stock under the Incentive Plan. Outside consultants and advisors to the Company are eligible to receive non-statutory options and awards of restricted stock. As of March 19, 1997, there were approximately 227 participants in the Incentive Plan.

Administration

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors, consisting of Messrs. Rogers and Antle and Ms. Stadecker.

Stock Options

     The Compensation Committee designates the optionee, date of grant and term of each option, except that no incentive stock option can have a term exceeding 10 years (five years in the case of a 10% shareholder). The exercise price of options is determined by the Compensation Committee, but may not be less than 100% (110% in the case of a 10% shareholder) of the fair market value on the date of grant for incentive stock options. Under Section 422 of the Code, to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options will be treated as non-statutory options. Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent with
Section 422 of the Code and Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). While the Company may grant options which are exercisable at different times or within different periods, it is anticipated that options granted generally will be exercisable on a cumulative basis with respect to 25% of the shares after one year from the date of grant and an additional 75% per year thereafter. Options are not assignable or transferable except by will or the laws of descent and distribution or, in the case of non-statutory options, pursuant to a qualified domestic relations order. The Compensation Committee will determine the length of time during which an optionee may exercise his or her option following the termination of employment (which may not exceed three months in the case of incentive stock options) and upon death or disability (which may not exceed one year in the case of incentive stock options).

     The Compensation Committee, in its sole discretion, may include additional provisions in any option granted under the Incentive Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Compensation Committee so long as not inconsistent with the Incentive Plan. The Compensation Committee generally, in its sole discretion, may also accelerate or extend the date or dates on which all or any particular option or options granted under the Incentive Plan may be exercised.

Restricted Stock Awards

     Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase of unvested stock when the recipient's relationship with the Company terminates. The Compensation Committee selects the recipients of restricted stock awards and determines (i) the number of shares of Common Stock to be issued and sold to the recipient, (ii) the price of the stock, which can be less than the fair market value, and (iii) the vesting schedule for such shares. While the Company may make awards of restricted stock which vest at different times or within different periods, it is anticipated that awards generally will vest on a cumulative basis with respect to 33-1/3% of the shares after one year from the date of award and an additional 33-1/3% per year thereafter. The recipient may not sell, transfer or otherwise dispose of such stock until it vests. Upon termination of the recipient's relationship with the Company, the Company will be entitled to repurchase those shares which are not vested on the termination date at a price equal to their original purchase price.

Cancellation and New Grant of Options

     The Compensation Committee, with the consent of the affected option holder, may at any time cancel any or all outstanding options under the Incentive Plan and grant in substitution therefor new options under the Incentive Plan covering the same or different numbers of shares of Common Stock. Such new options shall have an exercise price per share determined by the Compensation Committee, but not less than 100% (110% in the case of a 10% shareholder) of fair market value on the date of the new grant in the case of incentive stock options. The Company anticipates that in most cases the option price in effect under any such new grant will be less than the option price which would have been payable under the cancelled options since the new grant is likely to arise in situations where the exercise price of existing options exceeds the market price and new options are granted at lower prices to restore an incentive to recipients of such options. Under the Incentive Plan, an exchange program such as that described above would not require shareholder approval.

Mergers and Change in Control

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company, the Compensation Committee, in its discretion, may take one or more of the following actions: (i) provide that outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring corporation, (ii) upon written notice to optionees, provide that all unexercised options will terminate unless exercised within a specific time,
(iii) in the event of a merger in which cash payments are paid to shareholders, make or provide for a cash payment to optionees equal to the difference between the cash payment payable in the merger per share of Common Stock and the exercise price per share, multiplied by the number of shares subject to each outstanding option, and (iv) provide that all or any outstanding options shall become exercisable in full and all restrictions on outstanding awards of restricted stock shall terminate.


     Notwithstanding any other provision of the Incentive Plan, in the event of a "Change in Control of the Company," as defined in the Incentive Plan, the exercise dates of all options then outstanding shall be accelerated in full, any restrictions on exercising outstanding options issued pursuant to the Incentive Plan shall terminate and any restrictions on and rights of the Company to repurchase shares covered by outstanding awards of restricted stock issued pursuant to the Incentive Plan shall terminate.

Amendment and Termination of the Plan

     The Compensation Committee at any time may amend or modify the terms of the Incentive Plan in any respect except that the Compensation Committee may not adopt any amendment requiring shareholder approval under Section 422 of the Code without the approval of the shareholders of the Company.

Withholding Taxes

     Subject to the approval of the Company, a participant may elect to satisfy federal, state or local withholding tax requirements incurred in connection with the exercise of an option or purchase of shares subject to a restricted stock award, in whole or in part, by (i) causing the Company to withhold shares of Common Stock which would otherwise be issued pursuant to the exercise of an option or the purchase of shares subject to an award, or (ii) delivering to the Company shares of Common Stock already owned by the optionee.

Federal Income Tax Consequences

     The following is a summary of the federal income tax treatment of incentive stock and non-statutory options and restricted stock awards.

     Non-Statutory Stock Options. No taxable income is recognized by the optionee upon the grant of a non- statutory stock option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to persons required to file reports under Section 16(b) of the Securities Exchange Act of 1934 as a consequence of the interaction of Section 83 of the Code and Rule 16b-3. Subject to Section 162(m) of the Code, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized by the optionee upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     Incentive Stock Options. As in the case of non-statutory options, no taxable income is recognized by the optionee upon the grant of an incentive stock option. However, unlike non-statutory options, no taxable income is recognized by the optionee upon the exercise of an incentive stock option, and no corresponding expense deduction is available to the Company. Generally, if an optionee holds shares acquired upon the exercise of an incentive stock option until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on a subsequent sale of the shares will be treated as long-term capital gain. The federal income tax effect on the holder of incentive stock options is to defer, until the purchased shares are sold, taxation of any increase in the shares' value from the time of grant to the time of exercise.

     If the optionee sells shares acquired upon the exercise of an incentive stock option prior to the expiration of the Statutory Holding Period, he or she will recognize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise less the option price; or (ii) the amount realized on the date of sale less the option price. Subject to Section 162(m), the Company will be entitled to a corresponding business expense deduction.

     For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a non-statutory stock option. Thus, in the year of option exercise an optionee must generally include in his or her alternative minimum taxable income the difference between the exercise price and the fair market value of the purchased shares on the date of exercise. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

     Restricted Stock Awards. If a restricted stock award is subject to forfeiture provisions and restrictions on transfer (a "Restricted Award"), neither the Company nor the recipient of the award will realize any federal tax consequences at the time such award is made under the Incentive Plan unless the recipient makes an election under Section 83(b) of the Code. If the recipient of a Restricted Award makes a Section 83(b) election within 30 days of the date of an award, or if the recipient receives an award that is not subject to forfeiture provisions and restrictions on transfer, he or she will recognize ordinary income, for the year in which the award is received, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is made and the purchase price paid for the Common Stock. If such election is made and the recipient subsequently forfeits some or all of the Common Stock, he or she will not be entitled to any tax refund. If a Section 83(b) election is not made with respect to a Restricted Award, the recipient will recognize ordinary income, in the first taxable year in which the rights of the recipient are either transferable or are not subject to a substantial risk of forfeiture, in an amount equal to the difference between the fair market value of the Common Stock at that time and the original purchase price for the shares. Subject to Section 162(m), the Company will be entitled to deduct, as compensation expense, the same amount as the recipient must include as ordinary income. Such deduction will be allowed in the Company's tax year which includes the last day (generally December 31) of the recipient's tax year in which the recipient is required to include the amount in income. When the recipient sells the shares, he or she will recognize capital gain at the time of sale equal to the difference between his or her basis (the price paid for the shares plus any taxed amount) and the sale price.

     Compensation Deduction. Section 162(m) provides a $1 million limit for deductions of the Company with respect to compensation of the Company's Chief Executive Officer and four other most highly compensated executive officers. Stock options (whether qualified or non-qualified) will be excluded from this limitation provided that the exercise price of the option is equal to the fair market value of the Company's shares subject to the option on the date of grant, and certain other requirements, relating to the composition of the Compensation Committee and shareholder approval of the Incentive Plan, are met. Further, the compensation element of grants of restricted stock is not excluded from this limitation. Therefore, it is possible that at a future point in time the Company's deduction for executive compensation could be subject to the $1 million limitation.

Board Recommendation

     The Board of Directors believes that approval of the proposed Incentive Plan Amendments are in the best interests of the Company and its shareholders and recommends a vote "FOR" the proposals contained in Items 2 and 3 of the accompanying Notice of Meeting.


                              SELECTION OF AUDITORS

     The Board of Directors has selected Price Waterhouse LLP, independent public accountants, as independent auditors of GenRad for the fiscal year ending January 3, 1998. Price Waterhouse LLP originally was engaged by the Board of Directors as of April 1, 1995.

   On March 22, 1995, GenRad notified Arthur Andersen LLP of its dismissal as GenRad's independent auditors effective April 1, 1995. This action was approved by the Audit Committee and the Board of Directors. During the two consecutive fiscal years ending December 31, 1994, and the subsequent interim period (the first fiscal quarter of 1995), there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Anderson LLP, would have caused it to make a reference to the subject matter of such disagreement in connection with its audit reports. Arthur Andersen LLP's report on the Financial Statements of GenRad for the two consecutive fiscal years ended December 31, 1994 did not contain an adverse opinion or a disclaimer of opinion nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     GenRad has been advised by Price Waterhouse LLP that representatives will be present at the Meeting, and will have the opportunity to make a statement if they so desire as well as be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in proxy materials for the 1998 Annual Meeting of Shareholders must be submitted in writing by December 3, 1997 to the Secretary of the Company, 300 Baker Avenue, Concord, Massachusetts 01742-2174.

                                 OTHER BUSINESS

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote or otherwise act in accordance with their judgment on such matters.

                                             Walter A. Shephard, Clerk


April 7, 1997

--------------------------------------------------------------------------------
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SEND IN YOUR PROXY WITHOUT DELAY. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE AT ANY TIME IF IT HAS
NOT BEEN VOTED.
--------------------------------------------------------------------------------

                          GenRad Choice Investment Plan

                                300 Baker Avenue
                        Concord, Massachusetts 01742-2174

           NOTICE TO PARTICIPANTS OF THE GENRAD CHOICE INVESTMENT PLAN
                  OF THE ANNUAL MEETING OF GENRAD SHAREHOLDERS

     The GenRad Choice Investment Plan ("ChIP") provides that The Vanguard Group of Investment Companies ("Vanguard"), as Trustee of ChIP, will follow the voting instructions of the ChIP Participants with respect to any voting rights pertaining to their respective interests in shares of GenRad, Inc. Common Stock held in ChIP Parts I and II.

     The Annual Meeting of Shareholders of GenRad, Inc. ("GenRad" or the "Company") will be held on Thursday, May 8, 1997 at 11:00 a.m. at the Westford Regency Hotel, 219 Littleton Road, Westford, Massachusetts, and at any adjournment or adjournments thereof (the "Meeting"), for the following purposes:

      1. To elect James F. Lyons, Adriana Stadecker and Lowell B. Hawkinson to the Board of Directors to serve as Class I Directors for three-year terms.

      2. To consider and act upon a proposal to amend the Company's 1991 Equity Incentive Plan (the "Incentive Plan") by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 2,000,000 shares.

      3. To consider and act upon a proposal to amend the Incentive Plan by limiting the number of shares of Common Stock available for issuance to any participant in any one year to 500,000 shares.

      4. To consider and act upon such other business as may properly come before said Annual Meeting or any adjournment thereof.

     The attached Proxy Statement describes the matters to be acted upon at the meeting and contains information required to be disclosed in connection with the solicitation of Proxies for the meeting. The enclosed Voting Instruction Card identifies the number of shares of GenRad Common Stock that you may direct the Trustee to vote.

     Please complete, date and sign the Voting Instruction Card and return it to the Bank of Boston, the Company's Transfer Agent (the "Bank"), P.O. Box 1628, Boston, Massachusetts 02105 on or before May 6, 1997 in the envelope provided. The Trustee has provided the Bank with a ballot executed in blank. The Bank will tabulate the total from the Voting Instruction Cards it receives and will enter these totals on the ballot. This ballot will then be tabulated by the Bank with all other ballots cast at the Meeting.

     Most of the ChIP Participants who are entitled to direct the voting of shares of GenRad Common Stock held by ChIP are also shareholders of GenRad. A duplicate copy of the Company's 1996 Annual Report (the "Annual Report") is, therefore, not enclosed with this notice if you are also a shareholder. If, for any reason, you have not received an Annual Report, or if you wish to have an additional copy, please write to GenRad at the above address; call GenRad at
(508) 287-7222; or stop in at GenRad's Clerk's Office in Concord, Massachusetts, and a copy will be provided to you.

     The number of shares indicated on the enclosed Voting Instruction Card is the total number represented by your allocations to the GenRad Stock Fund in ChIP Part I (Profit Sharing Trust account) and Part II (employee contribution account). If you have any questions about the manner in which this number was computed, or about any other matter in this notice, please contact GenRad's Human Resources Department at (508) 287-7467.

     All ChIP participants are extended a cordial invitation to attend the Meeting.

                                                  GenRad, Inc.


                                                  By: Walter A. Shephard, Clerk


April 7, 1997

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED VOTING INSTRUCTION CARD AND
                   MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                   DETACH HERE                           GEN EP
P
R
O
X
Y
                                  GenRad, Inc.
                    300 Baker Avenue, Concord, MA 01742-2174
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints James F. Lyons, Sarah H. Lucas and Paul Pronsky, Jr. And each or any of them as proxies with full power of substitution to vote as designated herein all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Genrad, Inc. to be held on Thursday, May 8, 1997 at 11:00 a.m. at the Westford Regency Hotel, 219 Littleton Road, Westford, Massachusetts, and any adjournment or adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement dated April 7, 1997 (the "Proxy Statement"). The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

     Please return this card in the enclosed postage paid envelope to The First National Bank of Boston, P.O. Box 1628, Boston, Massachusetts 02106.

(Continued, and to be Signed on Reverse Side)

                                                                     SEE REVERSE
                                                                            SIDE

                                   DETACH HERE                           GEN EP

VOTING INSTRUCTIONS                                          VOTING INSTRUCTIONS

P
R
O
X
Y

                         GenRad Choice Investment Plan

The undersigned directs the Trustee of the GenRad Choice Investment Plan ("ChIP") to vote as designated herein the shares represented by the undersigned's fractional interest in the total shares of GenRad, Inc. Common Stock held by ChIP at the Annual Meeting of Shareholders of Genrad, Inc. to be held on Thursday, May 8, 1997 at 11:00 a.m. at the Westford Regency Hotel, 219 Littleton Road, Westford, Massachusetts, and any adjournment or adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement dated April 7, 1997 (the "Proxy Statement"). The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

     Please return this card in the enclosed postage paid envelope to The First National Bank of Boston, P.O. Box 1628, Boston, Massachusetts 02106.

                 (Continued, and to be Signed on Reverse Side)

                                                                     SEE REVERSE
                                                                            SIDE

                                   DETACH HERE                     GEN, GF2   EF

Please mark votes as in this example.   [x]

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW.

1. To elect James F. Lyons, Adriana Stadecker and Lowell B. Hawkinson to the Board of Directors to serve as Class I Directors for three-year terms.

FOR                                 WITHHELD

[ ]                                 [ ]

[ ]-----------------
     For all nominees except as noted above.

2. To consider and act upon a proposal to amend the Company's 1991 Equity Incentive Plan (the "Incentive Plan") by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 2,000,000 shares.

FOR      AGAINST  ABSTAIN
[ ]      [ ]               [ ]

3. To consider and act upon a proposal to amend the Incentive Plan by limiting the number of shares of Common Stock available for issuance to any participant in any one year to 500,000 shares.

                                                                       MARK HERE
                                                                     FOR ADDRESS
                                                                      CHANGE AND
                                                                NOTE AT LEFT [ ]

Signature: ___________ Date: _______ Signature: ________________ Date: _________